UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): December 23, 2004


                                AMERICAN EQUITY
                        INVESTMENT LIFE HOLDING COMPANY
            (Exact Name of Registrant as Specified in its Charter)


               IOWA                   001-31911                 42-1447959
 (State or Other Jurisdiction   (Commission File Number)      (IRS Employer
       of Incorporation)                                   Identification No.)


  5000 Westown Parkway, Suite 440, West Des Moines, Iowa            50266
      (Address of Principal Executive Offices)                   (Zip Code)


                                (515) 221-0002
             (Registrant's telephone number, including area code)


                                NOT APPLICABLE
         (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

         On December 23, 2004, American Equity Investment Life Holding Company ("AEL") entered into a purchase agreement with Deutsche Bank Securities Inc. (the "Initial Purchaser"), a copy of which is attached hereto as Exhibit 1.1 (the "Purchase Agreement"). Pursuant to the Purchase Agreement, AEL agreed to sell $10 million aggregate principal amount of its 5.25% Contingent Convertible Senior Notes due 2024 (the "Notes") to the Initial Purchaser.

         The closing of the sale of the Notes occurred on December 30, 2004. The Notes were not registered under the Securities Act of 1933, as amended (the "Securities Act"), and were sold to the Initial Purchaser in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. The initial purchaser of the Notes then sold the Notes to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Company relied on these exemptions from registration based on representations made by the Initial Purchaser in the Purchase Agreement.

         The Notes are governed by the terms of an indenture (the "Base Indenture"), dated December 6, 2004, between AEL and U.S. Bank National Association, as Trustee, as supplemented by the First Supplemental Indenture dated December 30, 2004 (the "First Supplemental Indenture" and together with the Base Indenture, the "Indenture"), a copy of which is attached hereto as
Exhibit 4.2. AEL previously issued $250 million aggregate principal amount of its 5.25% Contingent Convertible Senior Notes due 2024 (the "Outstanding Notes") pursuant to the Indenture, and the Indenture permits AEL to issue additional notes from time to time.

         The Notes and the Outstanding Notes constitute separate series of securities under the Indenture and, accordingly, the holders of the Notes will constitute a separate class under the Indenture. The Notes will accrue interest from December 6, 2004. The Notes were offered at a different issue price than the issue price for the Outstanding Notes and will have a different projected payment schedule pursuant to which interest will be deemed to accrue for U.S. federal income tax purposes.

         The Notes are convertible, at the holders' option, prior to the maturity date into cash and shares of AEL's common stock in the following circumstances:

     o during any fiscal quarter commencing after the date of original issuance of the Notes, if the closing sale price of AEL's common stock for at least 20 trading days in the period of 30 consecutive trading days ending on the last trading of the fiscal quarter preceding the quarter in which the conversion occurs is more than 120% of the Conversion Price (as defined below) of the Notes in effect on that last trading day;

     o if AEL has called the particular Notes for redemption and the redemption has not yet occurred; or

     o    upon the occurrence of specified corporate transactions.

         Holders may convert any outstanding Notes into cash and shares of AEL's common stock at an initial "Conversion Price" per share of $14.47. This represents an initial "Conversion Rate" of approximately 69.1085 shares of common stock per $1,000 principal amount of Notes. The Conversion Price and resulting Conversion Rate are subject to adjustment in certain specified events. Subject to certain exceptions, at the time Notes are tendered for conversion, the value (the "Conversion Value") of the cash and shares of AEL's common stock, if any, to be received by a holder converting $1,000 principal amount of the Notes will be determined by multiplying the Conversion Rate by the "Ten Day Average Closing Stock Price," which equals the average of the closing per share prices of AEL's common stock on the New York Stock Exchange on the ten consecutive trading days beginning on the second trading day following the day the Notes are submitted for conversion. AEL will deliver the Conversion Value to holders as follows: (1) an amount in cash (the "Principal Return") equal to the lesser of (a) the aggregate Conversion Value of the Notes to be converted or (b) the aggregate principal amount of the Notes to be converted, (2) if the aggregate Conversion Value of the Notes to be converted is greater than the Principal Return, an amount in shares (the "Net Shares"), determined as set forth below, equal to such aggregate Conversion Value less the Principal Return (the "Net Share Amount") and (3) an amount in cash in lieu of fractional shares of common stock. AEL will pay the Principal Return and cash in lieu of fractional shares and deliver the Net Shares, if any, as promptly as practicable after determination of the Net Share Amount. The number of Net Shares to be paid will be determined by dividing the Net Share Amount by the Ten Day Average Closing Stock Price, rounded down to the nearest whole share.

         The Notes will bear interest at a rate of 5.25 % per annum from December 6, 2004. AEL will pay interest on the Notes semi-annually in arrears on June 6 and December 6 of each year, beginning on June 6, 2005. In addition to regular interest on the Notes, beginning with the six-month interest period ending June 6, 2012, AEL will also pay contingent interest during any six-month interest period in which the average trading price per $1,000 principal amount of the Notes for the five-day trading period ending on the third day immediately preceding the first day of such six-month interest period equals 120% or more of the principal amount of the Notes. During any interest period in which contingent interest shall be payable, the contingent interest payable on the Notes will equal 0.50% per annum based on such average trading price.

         The Notes will mature on December 6, 2024. AEL may redeem some or all of the Notes at any time or from time to time on or after December 15, 2011, at a redemption price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest (including contingent interest and liquidated damages, if any) up to but not including the date of redemption, payable in cash. Holders may require AEL to repurchase all or a portion of their Notes on December 15, 2011, 2014 and 2019 for a repurchase price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest (including contingent interest and liquidated damages, if any) up to but not including the date of repurchase, payable in cash. Upon a change in control, as defined in the Indenture, holders will have the right to require AEL to repurchase all or a portion of their Notes for a period of time after the change of control. The repurchase price will be equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest (including contingent interest and liquidated damages, if any) up to but not including the date of repurchase, payable in cash.

         The Notes will be AEL's senior unsecured obligations and will rank equally in right of payment with all of AEL's existing and future senior indebtedness and senior to any existing and future subordinated indebtedness. The Notes will effectively rank junior in right of payment to any existing and future secured indebtedness to the extent of the value of the assets securing such secured indebtedness. The Notes will be structurally subordinated to all liabilities of AEL's subsidiaries.

         In connection with the sale of the Notes, AEL also entered into a registration rights agreement, dated December 30, 2004, with the Initial Purchaser, a copy of which is attached hereto as Exhibit 4.4 (the "Registration Rights Agreement"). Pursuant to the Registration Rights Agreement, AEL has agreed to file a shelf registration statement with the Securities and Exchange Commission covering resales of the Notes and AEL's common stock issuable upon conversion of the Notes. If AEL fails to comply with certain of its obligations under the Registration Rights Agreement, it will be required to pay liquidated damages to the holders of the Notes.

         The summary of the foregoing transaction is qualified in its entirety by reference to the text of the related agreements, which are included as exhibits hereto and are incorporated herein by reference.


Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

See Item 1.01, which is incorporated herein by reference.


Item 3.02    Unregistered Sales of Equity Securities

See Item 1.01, which is incorporated herein by reference.


Item 8.01    Other Events

On December 30, 2004, AEL issued a press release relating to the closing of the sale of the Notes. This press release is filed as Exhibit 99.1 to this Current Report and incorporated by reference as if set forth in full herein.


Item 9.01    Financial Statements and Exhibits

(c) Exhibits:

Exhibit
Number        Description
-------       -----------------------------------------------------------------

1.1 Purchase Agreement, dated as of December 23, 2004, between American Equity Investment Life Holding Company and the Initial Purchaser.

4.1 Indenture, dated as of December 6, 2004, between American Equity Investment Life Holding Company and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit
              4.1 to the Current Report on Form 8-K of American Equity Investment Life Holding Company filed with the SEC on December 7, 2004).

4.2 First Supplemental Indenture, dated as of December 30, 2004, between American Equity Investment Life Holding Company and U.S. Bank National Association, as Trustee.

4.3 Form of 5.25% Contingent Convertible Senior Notes due 2024 (incorporated by reference to Exhibit A to Exhibit 4.2 hereof).

4.4 Registration Rights Agreement, dated as of December 30, 2004, between American Equity Investment Life Holding Company and the Initial Purchaser.

99.1          Press Release, dated December 30, 2004.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             AMERICAN EQUITY INVESTMENT LIFE
                                             HOLDING COMPANY


                                             By: /s/ Wendy L. Carlson
                                                ------------------------------
                                                Wendy L. Carlson
                                                Chief Financial Officer and
                                                General Counsel

Date: December 30, 2004

                                 EXHIBIT INDEX

Exhibit
Number        Description
-------       -----------------------------------------------------------------

1.1 Purchase Agreement, dated as of December 23, 2004, between American Equity Investment Life Holding Company and the Initial Purchaser.

4.1 Indenture, dated as of December 6, 2004, between American Equity Investment Life Holding Company and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit
              4.1 to the Current Report on Form 8-K of American Equity Investment Life Holding Company filed with the SEC on December 7, 2004).

4.2 First Supplemental Indenture, dated as of December 30, 2004, between American Equity Investment Life Holding Company and U.S. Bank National Association, as Trustee.

4.3 Form of 5.25% Contingent Convertible Senior Notes due 2024 (incorporated by reference to Exhibit A to Exhibit 4.2 hereof).

4.4 Registration Rights Agreement, dated as of December 30, 2004, between American Equity Investment Life Holding Company and the Initial Purchaser.

99.1          Press Release, dated December 30, 2004.